AMENDMENT


This Amendment is made to Reinsurance Policy Number #17055-041 (for NY Metro Medicaid members only) by the parties, Preferred Life Insurance Company of New York ("Preferred Life") and WellCare of New York ("Plan").

In consideration of the promises contained herein, the past contractual relationships of the parties, the desire of the parties for continuing into the future a contractual relationship on mutually beneficial terms, and for other considerations the sufficiency and receipt of which are hereby acknowledged by the parties, the parties agree:

1. The Contract Year November 1, 1997 through October 31, 1998 is extended one month, to November 30, 1998; and

2. That liability of Preferred Life for limited continuation of benefits under Endorsements No. 1 is further limited in the aggregate to the first six hundred thousand ($600,000) dollars of claims incurred by Preferred Life under Endorsements No. 1, using the date of the health service to determine which claims are first. In no event will Preferred Life be responsible for more than six hundred thousand dollars of liability in the aggregate under these Endorsements.

3. By signing this agreement, Plan does not waive any rights it may have under policy #17055-041, by arbitrating the issue of the definition of contract year, and effective date, and renewal date.

This Amendment is effective on the date signed below.


WELLCARE OF NEW YORK

By:     /s/ Joseph R. Papa
     ------------------------------

Title:  President/CEO
     ------------------------------

Date Signed:  9-30-98
     ------------------------------


PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

By:     /s/ Michael T. Westermeyer
     ------------------------------

Title:  Secretary
     ------------------------------

Date Signed:  9-30-98
     ------------------------------